MICRON ENVIRO SYSTEMS, INC.

# 121 - 8 Bond Street

Great Neck, New York
11021 USA

May 21, 2009

MENV—USA

NDDA—Germany

Additional Coal Applications Submitted to Saskatchewan Government

Micron Enviro Systems, Inc. ("Micron" or the “Company”) is pleased to announce that it has applied for additional coal permits that are contiguous to existing coal permits currently held by the Company.  These applications are located within the “Durango Trend” of the coal deposits in Saskatchewan, Canada.  This area is the host for the most recent discovery by Goldsource Mines Inc., whose stock price rose from $0.30 to over $19/share on this discovery last year.  At this time, Micron is in the process of reviewing additional coal leases in this area and additional acquisitions are anticipated in the future. Micron currently has approximately 44,433 acres of prospective coal land to develop.  This number is expected to grow if and when the new applications submitted receive final approval, as well as if additional coal land is acquired.

At this time Micron is still actively involved in the massive Oil Sands of Alberta.  Since the price of oil dropped drastically, the focus of the Company has shifted to assets that may not be as capital intensive to bring into production.  That being said, if the prices of oil continue to increase, then the Oil Sands leases may be more viable for development, joint venture or possibly an outright sale.  At this time management is still actively sourcing new prospects within the Oil Sands.

Bradley Rudman, president of Micron stated, “Management is very optimistic about the prospect of discovering coal in this area.   We plan to aggressively try to build our land position in this region either through new applications, acquisitions or joint ventures with other companies in this vicinity.  At this time, there are multiple drill programs occurring within this coal region, therefore Micron is in the beneficial position of being able to view the drill results of these programs prior to spending our own money on exploring this property.  Management also anticipates that a more steady flow of news to update shareholders as new developments unfold.”

Micron is an exploration stage oil and gas company that now has exposure to multiple leases in the Oil Sands of Alberta, Canada, which is one of the largest oil producing regions in the world.  Micron also has approved coal leases at this time covering approximately 44,433 acres in Saskatchewan, Canada. Management’s goal is to build the asset base of the Company through strategic alliances and independent acquisitions that will build long-term shareholder value. Management continues to look for additional projects that would contribute to building Micron's market capitalization, including additional Oil Sands projects. Please visit Micron’s website for detailed maps of the locations of Micron’s prospects at .

If you have any questions, please call Micron at 315-307-8136. If you would like to be added to Micron's update email list, please send an email to info@micronenviro.com requesting to be added.

This news release contains forward-looking statements. Forward-looking statements are statements which relate to future events. In some cases, you can identify forward-looking statements by terminology such as ``may,'' ``should,'' ``expects,'' ``plans,'' ``anticipates,'' ``believes,'' ``estimates,'' ``predicts,'' ``potential'' or ``continue'' or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results. Readers are referred to the sections entitled ``Risk Factors'' in the Company's periodic filings with the United States Securities and Exchange Commission, which can be viewed at <http://www.SEC.gov>. For all details regarding working interests in all of MENV's oil and gas prospects or any previous news releases go to the SEC website. You should independently investigate and fully understand all risks before making investment decisions.

Contact Information:

Bradley Rudman

Micron Enviro Systems, Inc.

ir@micronenviro.com

TEL: 315-307-8136